                                                           [EXECUTION COPY]


                              $ 2,500,000,000

                              CREDIT AGREEMENT

                                dated as of

                              December 7, 1995

                                   among

                               Praxair, Inc.

                           The Banks Party Hereto

                 Morgan Guaranty Trust Company of New York
                           as Documentation Agent

                                    and

                               Chemical Bank,
                 as Administrative Agent and Auction Agent

                               ______________

                        J.P. Morgan Securities Inc.
                                as Arranger

                               ______________

                          Chemical Securities Inc.
                               Credit Suisse
                              as Co-Arrangers

                               ______________

                        J.P. Morgan Securities Inc.
                          Chemical Securities Inc.
                               Credit Suisse
                          as Co-Syndication Agents

                             TABLE OF CONTENTS(1)




                                 ARTICLE I

                                DEFINITIONS


SECTION 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.02.  Accounting Terms and Determinations  . . . . . . . . . .  19
SECTION 1.03.  Types of Borrowings  . . . . . . . . . . . . . . . . . .  20


                                 ARTICLE II

                                THE CREDITS


SECTION 2.01.  Commitments to Lend  . . . . . . . . . . . . . . . . . .  20
SECTION 2.02.  Notice of Committed Borrowings . . . . . . . . . . . . .  20
SECTION 2.03.  Money Market Borrowings  . . . . . . . . . . . . . . . .  21
SECTION 2.04.  Notice to Banks; Funding of Loans  . . . . . . . . . . .  26
SECTION 2.05.  Notes  . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 2.06.  Maturity of Loans  . . . . . . . . . . . . . . . . . . .  29
SECTION 2.07.  Interest Rates . . . . . . . . . . . . . . . . . . . . .  29
SECTION 2.08.  Facility Fee . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 2.09.  Optional Termination or Reduction of Commitments . . . .  32
SECTION 2.10.  Mandatory Termination and Reduction of Commitments . . .  33
SECTION 2.11.  Prepayments  . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 2.12.  General Provisions as to Payments  . . . . . . . . . . .  35
SECTION 2.13.  Funding Losses . . . . . . . . . . . . . . . . . . . . .  36
SECTION 2.14.  Computation of Interest and Fees . . . . . . . . . . . .  36
SECTION 2.15.  Withholding Tax Exemption  . . . . . . . . . . . . . . .  37
SECTION 2.16.  Regulation D Compensation  . . . . . . . . . . . . . . .  37
SECTION 2.17.  Alternative Currency Advances  . . . . . . . . . . . . .  38
SECTION 2.18.  Judgment Currency  . . . . . . . . . . . . . . . . . . .  40
SECTION 2.19.  Replacement of this Agreement  . . . . . . . . . . . . .  41



















(1)     The Table of Contents is not part of this Agreement.

                                ARTICLE III

                                 CONDITIONS


SECTION 3.01.  Effectiveness  . . . . . . . . . . . . . . . . . . . . .  41
SECTION 3.02.  Borrowings . . . . . . . . . . . . . . . . . . . . . . .  45


                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES


SECTION 4.01.  Corporate Existence and Power  . . . . . . . . . . . . .  46
SECTION 4.02.  Corporate and Governmental Authorization;
                 No Contravention . . . . . . . . . . . . . . . . . . .  46
SECTION 4.03.  Binding Effect . . . . . . . . . . . . . . . . . . . . .  48
SECTION 4.04.  Financial Information  . . . . . . . . . . . . . . . . .  48
SECTION 4.05.  Litigation . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 4.06.  Compliance with ERISA  . . . . . . . . . . . . . . . . .  49
SECTION 4.07.  Environmental Matters  . . . . . . . . . . . . . . . . .  50
SECTION 4.08.  Subsidiaries . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 4.09.  Not an Investment Company  . . . . . . . . . . . . . . .  50
SECTION 4.10.  Disclosure . . . . . . . . . . . . . . . . . . . . . . .  50


                                 ARTICLE V

                                 COVENANTS


SECTION 5.01.  Information  . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 5.02.  Maintenance of Property; Insurance . . . . . . . . . . .  54
SECTION 5.03.  Negative Pledge  . . . . . . . . . . . . . . . . . . . .  54
SECTION 5.04.  Limitation on Debt of Subsidiaries . . . . . . . . . . .  56
SECTION 5.05.  Consolidations, Mergers and Sales of Assets  . . . . . .  56
SECTION 5.06.  Minimum Consolidated Book Net Worth  . . . . . . . . . .  57
SECTION 5.07.  Leverage Ratio . . . . . . . . . . . . . . . . . . . . .  58
SECTION 5.08.  Interest Coverage Ratio  . . . . . . . . . . . . . . . .  58
SECTION 5.09.  Use of Proceeds  . . . . . . . . . . . . . . . . . . . .  58
SECTION 5.10.  Refinancing of Excluded CBI Debt; Second Step
                 Transaction  . . . . . . . . . . . . . . . . . . . . .  58

                                 ARTICLE VI

                                  DEFAULTS


SECTION 6.01.  Events of Default  . . . . . . . . . . . . . . . . . . .  59
SECTION 6.02.  Notice of Default  . . . . . . . . . . . . . . . . . . .  62


                                ARTICLE VII

                            AGENTS AND ARRANGERS


SECTION 7.01.  Appointment and Authorization  . . . . . . . . . . . . .  62
SECTION 7.02.  Agents and Affiliates  . . . . . . . . . . . . . . . . .  63
SECTION 7.03.  Action by Agents . . . . . . . . . . . . . . . . . . . .  63
SECTION 7.04.  Consultation with Experts  . . . . . . . . . . . . . . .  63
SECTION 7.05.  Liability of Agents  . . . . . . . . . . . . . . . . . .  63
SECTION 7.06.  Indemnification  . . . . . . . . . . . . . . . . . . . .  64
SECTION 7.07.  Credit Decision  . . . . . . . . . . . . . . . . . . . .  64
SECTION 7.08.  Successor Agents . . . . . . . . . . . . . . . . . . . .  64


                                ARTICLE VIII

                          CHANGE IN CIRCUMSTANCES


SECTION 8.01.  Basis for Determining Interest Rate Inadequate
                 or Unfair  . . . . . . . . . . . . . . . . . . . . . .  65
SECTION 8.02.  Illegality . . . . . . . . . . . . . . . . . . . . . . .  65
SECTION 8.03.  Increased Cost and Reduced Return  . . . . . . . . . . .  66
SECTION 8.04.  Base Rate Loans Substituted for Affected Fixed
                 Rate Loans . . . . . . . . . . . . . . . . . . . . . .  69


                                 ARTICLE IX

                               MISCELLANEOUS


SECTION 9.01.  Notices  . . . . . . . . . . . . . . . . . . . . . . . .  69
SECTION 9.02.  No Waivers . . . . . . . . . . . . . . . . . . . . . . .  70
SECTION 9.03.  Expenses; Documentary Taxes; . . . . . . . . . . . . . .  70
SECTION 9.04.  Sharing of Set-Offs  . . . . . . . . . . . . . . . . . .  71
SECTION 9.05.  Amendments and Waivers . . . . . . . . . . . . . . . . .  71

SECTION 9.06.  Successors and Assigns . . . . . . . . . . . . . . . . .  72
SECTION 9.07.  Governing Law; Submission to Jurisdiction; Waiver of Jury
                 Trial  . . . . . . . . . . . . . . . . . . . . . . . .  74
SECTION 9.08.  Counterparts; Integration  . . . . . . . . . . . . . . .  75
SECTION 9.09.  Confidentiality  . . . . . . . . . . . . . . . . . . . .  75
SECTION 9.10.  Severability . . . . . . . . . . . . . . . . . . . . . .  76
SECTION 9.11.  Termination of Existing Credit Agreement . . . . . . . .  76


Pricing Schedule

Exhibit A   -  Note
Exhibit B   -  Money Market Quote Request
Exhibit C   -  Invitation for Money Market Quotes
Exhibit D   -  Money Market Quote
Exhibits E-1
    and E-2 -  Opinions of Counsel for the Borrower
Exhibit F   -  Opinion of Special Counsel for the Agents
Exhibit G   -  Assignment and Assumption Agreement

                              CREDIT AGREEMENT


         AGREEMENT dated as of December 7, 1995 among PRAXAIR, INC., the BANKS party hereto, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as
Documentation Agent, and CHEMICAL BANK, as Administrative Agent and Auction
Agent.

         The parties hereto agree as follows:


                                 ARTICLE I

                                DEFINITIONS


         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

         "Adjusted CD Rate" has the meaning set forth in Section 2.07(b).

         "Administrative Agent" means Chemical Bank, in its capacity as Administrative Agent for the Banks hereunder, and its successors in such capacity.

         "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (which shall promptly following receipt thereof give a copy to the Borrower and the Documentation Agent) duly completed by such Bank.

         "Agents" means the Administrative Agent, the Auction Agent and the Documentation Agent.

         "Alternative Currency" means any currency other than Dollars which is freely transferable and convertible into Dollars.

         "Alternative Currency Advance" means an advance made by a Bank to the Borrower in an Alternative Currency and designated by the Borrower pursuant to Section 2.17(b) as an Alternative Currency Advance for purposes of this Agreement.

         "Alternative Currency Advance Report" has the meaning set forth in
Section 2.17(b).

         "Alternative Currency Outstanding" means at any time an amount equal to:

         (i)   for any Alternative Currency Advance with a Dollar
   Equivalent of less than $5,000,000, $0 and

         (ii)  for any Alternative Currency Advance with a Dollar
   Equivalent equal to at least $5,000,000, the amount obtained by rounding to the greatest multiple of $1,000,000 that is not larger than such Dollar Equivalent.

         "Applicable Alternative Currency Outstandings" means at any time an amount equal to the lesser of:

         (i)   the aggregate amount of all Alternative Currency
   Outstandings and

         (ii)  8% of the aggregate amount of the Commitments at such time.

         "Applicable Lending Office" means, with respect to any Bank,

         (i)   in the case of its Domestic Loans, its Domestic Lending
   Office,

         (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and

         (iii) in the case of its Money Market Loans, its Money Market Lending Office.

         "Arranger" means J.P. Morgan Securities Inc., in its capacity as arranger of the credit facility provided hereunder.

         "Assessment Rate" has the meaning set forth in Section 2.07(b).

         "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by the Borrower or any of its Subsidiaries of any asset, including without limitation any sale-leaseback transaction, whether or not involving a capital lease, but excluding

         (i) dispositions of inventory, cash, cash equivalents and other cash management investments, obsolete, unused or unnecessary equipment, undeveloped real estate or other assets, in each case in the ordinary course of business, and

         (ii) dispositions to the Borrower or a Restricted Subsidiary of the Borrower.

         "Assignee" has the meaning set forth in Section 9.06(c).

         "Auction Agent" means Chemical Bank, in its capacity as Auction Agent for the Banks hereunder, and its successors in such capacity.

         "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

         "Bank Parties" has the meaning set forth in Section 9.09.

         "Base Rate" means, for any day, a rate per annum equal to the higher of (a) the Reference Rate for such day or (b) the sum of 1/2 of 1% plus the Effective Federal Funds Rate for such day.

         "Base Rate Loan" means a Committed Loan made or to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to Article VIII.

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Borrower" means Praxair, Inc., a Delaware corporation, and its successors.

         "Borrowing" has the meaning set forth in Section 1.03.

         "Canadian Acquisition Debt" means Debt of Praxair Canada, Inc. designated as such by the Borrower in a written notice to the Administrative Agent, solely to the extent the proceeds of such Debt

         (i) are applied by Praxair Canada, Inc. to acquire the assets of CBI or any of its Subsidiaries located in Canada or the capital stock of any Canadian Subsidiary of CBI and

         (ii) are remitted by the recipient thereof to the Borrower.

         "CBI" means CBI Industries, Inc., a Delaware corporation, and its successors, including without limitation the Person surviving the Second Step Transaction.

         "CD Base Rate" has the meaning set forth in Section 2.07(b).

         "CD Loan" means a Committed Loan made or to be made by a Bank as a CD Loan in accordance with the applicable Notice of Committed Borrowing.

         "CD Margin" has the meaning set forth in Section 2.07(b).

         "CD Reference Banks" means Chemical Bank, Morgan Guaranty Trust Company of New York and Credit Suisse and each other Bank as may be appointed pursuant to Section 9.06(g).

         "Co-Arranger" means each of Chemical Securities Inc. and Credit Suisse, in its capacity as co-arranger of the credit facility provided hereunder.

         "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof (or, in the case of an Assignee, the portion of the transferor Bank's commitment assigned to such Assignee pursuant to Section 9.06(c)), in each case as such amount may be reduced from time to time pursuant to Sections 2.09 or
2.10 or changed as a result of an assignment pursuant to Section 9.06(c).

         "Committed Loan" means a loan made or to be made by a Bank pursuant to Section 2.01.

         "Commitment Reduction Date" has the meaning set forth in Section
2.10(b).

         "Consolidated Book Net Worth" means at any date the consolidated shareholders' equity of the Borrower and its Consolidated Subsidiaries, calculated without giving effect to (i) after-tax restructuring charges taken after September 30, 1995 (other than any restructuring charges relating to CBI or any of its Subsidiaries) up to a maximum cumulative amount of $75,000,000, (ii) after-tax restructuring charges taken after September 30, 1995 relating to CBI or any of its Subsidiaries up to a maximum cumulative amount of $150,000,000, and (iii) charges taken as a result of the sale of the contracting services business or terminals and investments business of CBI and its Subsidiaries.

         "Consolidated Net Income" for any period means the consolidated net income of the Borrower and its Consolidated Subsidiaries for such period, excluding any extraordinary items of gain or loss.

         "Consolidated Subsidiary" with respect to any Person means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

         "Consolidated Total Debt" means at any date all consolidated Debt of the Borrower and its Consolidated Subsidiaries determined as of such date.

         "Continuing Director" means at any date a member of the Borrower's board of directors who was either (i) a member of such board twelve months prior to such date or (ii) nominated for election to such board by at least two-thirds of the Continuing Directors then in office.

         "Co-Syndication Agent" means each of J.P. Morgan Securities Inc., Chemical Securities Inc. and Credit Suisse, in its capacity as co-syndication agent for the credit facility provided hereunder.

         "Debt" of any Person means at any date, without duplication, to the extent required in accordance with generally accepted accounting principles to be included in the financial statements of such Person or the footnotes thereto,

         (i)   all obligations of such Person for borrowed money,

        (ii) all obligations of such Person evidenced by bonds, debentures or notes,

       (iii) all obligations of such Person for installment purchase transactions involving the purchase of property or services over $5,000,000 for any particular transaction, except trade accounts payable and expense accruals arising in the ordinary course of business,

        (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles,

         (v) all contingent or non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit, and

        (vi)   all Debt of others Guaranteed by such Person.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default; provided that no Default shall be deemed to occur in respect of any Event of Default described in Section 6.01(m) until 270 days shall have elapsed since the initial purchase of shares of common stock of CBI pursuant to the Offer.

         "Designated Asset Sale" means, without duplication, any Asset Sale for consideration with a value in any one transaction of $25,000,000 or more,

         (i) with respect to any asset of CBI or any of its Subsidiaries (including without limitation the contracting services business and terminals and investments businesses of CBI and its Subsidiaries), or

         (ii) consummated in order to comply with any applicable laws (including without limitation the antitrust laws of the United States and any comparable laws in any other jurisdictions) in connection with or as a result of the Offer or the Second Step Transaction.

         "Documentation Agent" means Morgan Guaranty Trust Company of New York, in its capacity as Documentation Agent for the Banks hereunder, and its successors in such capacity.

         "Dollar Equivalent" means in respect of any Alternative Currency Advance the amount of Dollars obtained by converting the outstanding amount of currency of such Alternative Currency Advance, as specified in the then most recent Alternative Currency Advance Report or in the report provided pursuant to Section 2.17(b)(ii) in respect of such Alternative Currency Advance, into Dollars at the spot rate for the purchase of Dollars with such currency as quoted by the Administrative Agent at its principal foreign exchange trading operations office in New York City promptly upon receipt of such Alternative Currency Advance Report or such report provided pursuant to Section 2.17(b)(ii), as the case may be.

         "Dollars" and the sign "$" mean lawful money of the United States of America.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

         "Domestic Consolidated Subsidiary" with respect to any Person means a Consolidated Subsidiary of such Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia.

         "Domestic Lending Office" means, as to each Bank, its office identified in its Administrative Questionnaire as its Domestic Lending Office or such other office of such Bank as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "Domestic Loans" means CD Loans or Base Rate Loans or both.

         "Domestic Reserve Percentage" has the meaning set forth in Section 2.07(b).

         "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

         "Effective Federal Funds Rate" means the weighted average of the rates on overnight federal funds transactions between members of the Federal Reserve System arranged by federal funds brokers as published daily (or, if such day is not a Domestic Business Day, for the immediately preceding Domestic Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities (or any successor quotations).

         "Environmental Laws" means all applicable federal, state, local and foreign laws, ordinances, codes, regulations, orders and requirements relating to the protection of, or discharge of materials into, the environment, including, without limitation, the Resource Conservation and Recovery Act of 1976, as amended; the Comprehensive Environmental Response, Compensation and Liability Act; the Toxic Substance Control Act; the Clean Water Act; the Clean Air Act; and the Safe Drinking Water Act.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Eurocurrency Reserve Ratio" has the meaning set forth in Section
2.16.

         "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

         "Euro-Dollar Lending Office" means, as to each Bank, its office or branch located at its address identified in its Administrative
Questionnaire as its Euro-Dollar Lending Office or such other office or branch of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

         "Euro-Dollar Loan" means a Committed Loan made or to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

         "Euro-Dollar Margin" has the meaning set forth in Section 2.07(c).


         "Euro-Dollar Reference Banks" means the principal London offices of Chemical Bank, Morgan Guaranty Trust Company of New York and Credit Suisse and the principal London office of each other Bank as may be appointed pursuant to Section 9.06(g).

         "Event of Default" has the meaning set forth in Section 6.01.

         "Excluded CBI Debt" means Debt of CBI and/or one or more of its Subsidiaries (i) in an aggregate principal amount not exceeding $600,000,000 which becomes due and payable, or the maturity of which may be accelerated by or on behalf of the holder thereof, as a result of the consummation of the Offer or the Second Step Transaction and (ii) that is designated by the Borrower as "Excluded CBI Debt" by notice to the Administrative Agent. Any such Debt shall cease to constitute "Excluded CBI Debt" on the effective date of the Second Step Transaction.

         "Existing Credit Agreement" means the Credit Agreement dated as of October 31, 1994 among the Borrower, the banks party thereto, Morgan Guaranty Trust Company of New York, as Documentation Agent, and Chemical Bank, as Administrative Agent and as Auction Agent, as heretofore amended.

         "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Reference Rate pursuant to Section 8.01) or any combination of the foregoing.

         "Funded Debt" means obligations of the Borrower or any of its Subsidiaries for borrowed money incurred after the Effective Date

         (i) with a final maturity date at least three years from the date of incurrence thereof, or

         (ii) with a final maturity date which is extendable, renewable or refundable, solely at the option of the Borrower or such Subsidiary, to a date at least three years from the date of incurrence thereof;

but excluding, in any event,

         (x) the Loans,

         (y) any Debt described in clause (i) or (ii) having, in any one case, an aggregate principal or face amount of $15,000,000 or less, and

         (z) any Debt described in clause (i) or (ii) having, in any one case, an aggregate principal or face amount of more than $15,000,000, but only to the extent that the aggregate amount of such Debt does not exceed $50,000,000.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person, and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

         (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

         (ii) entered into for the purpose of ensuring in any legally enforceable manner the obligee of such Debt of the payment thereof or to protect such obligee in any legally enforceable manner against loss in respect thereof (in whole or in part);

provided that the term Guarantee shall not include

               (a) endorsements for collection or deposit in the ordinary course of business;

               (b) obligations that are not required in accordance with generally accepted accounting principles to be included in the financial statements of such Person or the footnotes thereto;

               (c) "unconditional purchase obligations" (including take-or-pay contracts) as defined in and as required to be disclosed pursuant to Statement of Financial Accounting Standards No. 47 and the related interpretations, as the same may be amended from time to time, but only to the extent the aggregate present value amount of all such obligations of the Borrower and its Consolidated Subsidiaries (other than amounts reflected on the balance sheet of the Borrower and its Consolidated Subsidiaries) is equal to or less than 5% of the net sales of the Borrower and its Consolidated Subsidiaries as set forth in their Consolidated Statement of Income, determined as of the end of the preceding quarter for the twelve months then ending; and

               (d) any obligations required to be disclosed pursuant to the Statement of Financial Accounting Standards No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of

         Credit Risk, issued March 1990, the Statement of Financial Accounting Standards No. 107, Disclosure about Fair Value of Financial Instruments, issued December 1991, and the Statement of Financial Accounting Standards No. 119, Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments, issued October 1994, and their related interpretations, as the same may be amended from time to time (except to the extent any such obligation is required to be reflected on the balance sheet of the Borrower and its Consolidated Subsidiaries).

The term "Guarantee" used as a verb has a corresponding meaning.

         "Interest Coverage Ratio" means, with respect to the Borrower and its Consolidated Subsidiaries, for any period, the ratio of

         (x) the sum of (i) consolidated operating income before interest expense and taxes, (ii) consolidated operating lease expense and (iii) without duplication, (a) restructuring charges and (b) charges taken as a result of the sale of the contracting services business or terminals and investments business of CBI and its Subsidiaries that the Borrower elects (in a certificate delivered pursuant to Section 5.01(c)) to add back to such consolidated operating income (provided that the aggregate amount of all restructuring charges so added back pursuant to clause
   (iii)(a) shall not exceed on a cumulative basis after September 30, 1995, (x) in the case of any restructuring charges (other than restructuring charges relating to CBI or any of its Subsidiaries), $75,000,000, and (y) in the case of any restructuring charges relating to CBI or any of its Subsidiaries, $150,000,000), to

          (y) the sum of (i) consolidated interest expense and (ii) consolidated operating lease expense.

         "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

         (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

         (c) if any Interest Period includes a date on which a scheduled payment of principal of the Loans is required to be made as a result of a reduction in Commitments pursuant to Section 2.10(a) or (b) but does not end on such date, then (i) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Euro-Dollar Loan shall have an Interest Period determined as set forth above.

(2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

         (a) any Interest Period (other than an Interest Period determined pursuant to clause (b)(i) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

         (b) if any Interest Period includes a date on which a scheduled payment of principal of the Loans is required to be made as a result of a reduction in Commitments pursuant to Section 2.10(a) or (b) but does not end on such date, then (i) the principal amount (if any) of each CD Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such CD Loan shall have an Interest Period determined as set forth above.

(3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

         (a) any Interest Period (other than an Interest Period determined pursuant to clause (b)(i) below) which would otherwise end on a day which is not a

   Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

         (b) if any Interest Period includes a date on which a scheduled payment of principal of the Loans is required to be made as a result of a reduction in Commitments pursuant to Section 2.10(a) or (b) but does not end on such date, then (i) the principal amount (if any) of each Base Rate Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Base Rate Loan shall have an Interest Period determined as set forth above.

(4) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter (but not more than 12 months) as the Borrower may elect in accordance with Section 2.03; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

         (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

         (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(5) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than seven nor more than 180 days) as the Borrower may elect in accordance with Section 2.03; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

         (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

         Notwithstanding the foregoing, all Interest Periods at any one time outstanding hereunder shall end on not more than 25 different dates, and the duration of any Interest Period which would otherwise exceed such limitation shall be adjusted so as to coincide with the remaining term of such other then current Interest Period as the Borrower may specify in the related Notice of Borrowing.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Invitation for Money Market Quotes" means an invitation by the Auction Agent on behalf of the Borrower to each Bank to submit Money Market Quotes offering to make Money Market Loans in accordance with Section 2.03, substantially in the form of Exhibit C hereto.

         "Leverage Ratio" means the ratio of (x) Consolidated Total Debt to
(y) Consolidated Book Net Worth.

         "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market LIBOR Margins pursuant to Section 2.03.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing, in each case made or to be made under this Agreement.

         "London Interbank Offered Rate" has the meaning set forth in
Section 2.07(c).

         "Margin Stock" means "margin stock" as such term is defined in Regulation U of the Federal Reserve Board, as the same may be amended, supplemented or modified from time to time.

         "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $15,000,000.

         "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d)(ii)(D).

         "Money Market Absolute Rate Loan" means a loan made or to be made by a Bank pursuant to an Absolute Rate Auction.

         "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office or branch of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "Money Market LIBOR Loan" means a loan made or to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Reference Rate pursuant to Section 8.01).

         "Money Market LIBOR Margin" has the meaning set forth in Section 2.03(d)(ii)(C).

         "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

         "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Net Cash Proceeds" means, with respect to any Reduction Event, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries from or in respect of such Reduction Event (including any cash proceeds (other than income, dividends or similar distributions) received as proceeds of any noncash proceeds of any Designated Asset Sale), less

         (x) any expenses reasonably incurred by such Person in respect of such Reduction Event, and

         (y) if such Reduction Event is a Designated Asset Sale,

               (I) the amount of any Debt secured by a Lien on any asset disposed of in such Designated Asset Sale and discharged from the proceeds thereof, and

               (II) any taxes actually paid or to be payable by such Person (as estimated by a senior financial or accounting officer of the Borrower, giving effect to the overall tax position of the Borrower) in respect of such Designated Asset Sale.

         "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

         "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

         "Offer" means the offer by PX Acquisition to purchase all outstanding shares of common stock (including the associated rights) of CBI pursuant to the Offer Documents.

         "Offer Documents" means the Offer to Purchase and the Letter of Transmittal, Notice of Guaranteed Delivery, Letter to Brokers, Dealers, Trust Companies and Other Nominees, and Letter to Clients for use by Brokers, Dealers, Commercial Banks, Trust Companies and Nominees related thereto, in each case as amended or supplemented from time to time.

         "Offer to Purchase" means the Offer to Purchase dated November 3, 1995 by PX Acquisition to the stockholders of CBI.

         "Participant" has the meaning set forth in Section 9.06(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either:

         (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group; or

         (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Pricing Schedule" means the Pricing Schedule attached hereto.

         "PX Acquisition" means PX Acquisition Corp., a Delaware corporation and a Wholly-Owned Consolidated Subsidiary of the Borrower, and its successors.

         "Reduction Event" means, without duplication,

         (i) any Designated Asset Sale,

         (ii) the incurrence of any Funded Debt (excluding refundings and refinancings of Funded Debt in respect of which a Reduction Event has already occurred),

         (iii) the incurrence of any Canadian Acquisition Debt, or

         (iv) the issuance of any equity securities by the Borrower or any of its Subsidiaries (other than equity securities issued (w) to stockholders of CBI in the Offer or the Second Step Transaction, (x) to the Borrower or any of its Subsidiaries, (y) pursuant to the Borrower's Dividend Reinvestment and Stock Purchase Plan and (z) pursuant to stock option, restricted stock, performance stock or other employee benefit plans).

   The description of any transaction as falling within the above definition does not affect any limitation on such transaction imposed by
   Article V of this Agreement.

         "Reduction Percentage" means (i) with respect to any Reduction Event other than the incurrence of Canadian Acquisition Debt, 75% and (ii) with respect to a Reduction Event upon the incurrence of Canadian
Acquisition Debt, 100%.

         "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

         "Reference Rate" means the rate of interest publicly announced by Chemical Bank in New York City from time to time as its reference rate.

         "Refunding Borrowing" means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed Loans made by any Bank.

         "Regulation D" and "Regulation U" means Regulation D and
Regulation U, respectively, of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Required Banks" means at any time Banks having at least two-thirds of the aggregate amount of the Commitments, or, if the Commitments have been terminated, holding Notes evidencing at least two-thirds of the aggregate unpaid principal amount of the outstanding Loans.

         "Restricted Subsidiary" means

         (i) any Domestic Consolidated Subsidiary of the Borrower except Altair Gases and Equipment, Inc., GenEx Ltd., and Gas Tech,
   Incorporated; and

       (ii)    Praxair Canada Inc.

         "SEC" means the Securities and Exchange Commission.

         "Second Step Cash Merger" has the meaning set forth in the Offer to Purchase.

         "Second Step Transaction" means a merger or consolidation, including the Second Step Cash Merger, of CBI with the Borrower, PX Acquisition or any other Wholly-Owned Consolidated Subsidiary of the Borrower.

         "Subsidiary" with respect to any Person means any corporation or other entity of which such Person directly or indirectly owns a majority of the securities or other ownership interests having ordinary voting power to elect the board of directors or other persons performing similar functions. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

         "Termination Date" means December 7, 2000 or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "Wholly-Owned Consolidated Subsidiary" with respect to any Person means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person.

         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

         SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section
2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).


                                 ARTICLE II

                                THE CREDITS


         SECTION 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement (including, without limitation, Section 3.02), to make Domestic Loans and Euro-Dollar Loans to the Borrower pursuant to this Section from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding to the Borrower shall not exceed the amount of its Commitment at such time. Each Borrowing under this Section 2.01 shall be in an aggregate principal amount of $25,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b) and, if less than $5,000,000, must be a Base Rate Borrowing) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section 2.01, repay, or to the extent permitted by Section 2.11 or 8.03(d)(ii), prepay Loans and reborrow at any time under this Section 2.01.

         SECTION 2.02. Notice of Committed Borrowings. The Borrower shall give the Administrative Agent notice (a

"Notice of Committed Borrowing") not later than 12:00 Noon  (New York City time) on:

         (x)   the date of each Base Rate Borrowing,

         (y) the Domestic Business Day next preceding the date of each CD Borrowing and

         (z)   the third Euro-Dollar Business Day before each Euro-Dollar
   Borrowing,

specifying:

         (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

         (b)   the aggregate amount of such Borrowing,

         (c) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans, and

         (d) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         SECTION 2.03.  Money Market Borrowings.

         (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

         (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Auction Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than:

         (x) 11:00 A.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or

         (y) 9:00 A.M. (New York City time) on the Domestic Business Day which is the date of Borrowing proposed therein, in the case of an Absolute Rate Auction

(or, in either case, such other time or date as the Borrower and the Auction Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

         (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

         (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000,

         (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

         (iv) whether the Money Market Quotes requested are to set forth a Money Market LIBOR Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request.

         (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Auction Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes, substantially in the form of Exhibit C hereto, with respect to such Money Market Quote Request.

         (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Auction Agent by telex or facsimile transmission at its offices specified in or pursuant to Section
9.01 not later than 11:00 A.M. (New York City time) on:

         (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or

         (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction

(or, in either case, such other time or date as the Borrower and the Auction Agent shall have mutually agreed, with corresponding changes to the times and dates set forth in clauses (x) and (y) below, and the Auction Agent shall have notified the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Auction Agent in the capacity of a Bank may be submitted, and may only be submitted, if the Auction Agent notifies the Borrower of the terms of the offer or offers contained therein not later than:

         (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or

         (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction.

Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Auction Agent given on the instructions of the Borrower.
         (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

         (A)   the proposed date of Borrowing,

         (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount:

               (w) may be greater than or less than the Commitment of the quoting Bank,

               (x)   must be $5,000,000 or a larger multiple of $1,000,000,

               (y) may not exceed the principal amount of Money Market Loans for which offers were requested and

               (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

         (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market LIBOR Margin") offered for each such Money Market Loan, expressed as a percentage (rounded to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

         (D) in the case of an Absolute Rate Auction, the rate of interest per annum (rounded to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

         (E)   the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

         (iii) Any Money Market Quote shall be disregarded if it:

         (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

         (B) contains qualifying, conditional or similar language, except as permitted by subsection (d)(ii)(B)(z);

         (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

         (D)   arrives after the time set forth in subsection (d)(i).

         (e) Notice to Borrower. The Auction Agent shall promptly notify the Borrower of the terms:

         (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and

         (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Auction Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote.

The Auction Agent's notice to the Borrower shall specify:

         (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request,

         (B) the respective principal amounts and Money Market LIBOR Margins or Money Market Absolute Rates, as the case may be, so offered and

         (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

         (f) Acceptance and Notice by Borrower. Not later than 12:00 Noon (New York City time) on:

         (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or

         (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction

(or, in either case, such other time or date as the Borrower and the Auction Agent shall have mutually agreed and the Auction Agent shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Auction Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e) and the Auction Agent shall so notify the Administrative Agent. In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

         (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

         (ii) the principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $1,000,000 and the principal amount of each Money Market Loan with respect to such Money Market Borrowing must be in an amount of $5,000,000 or a larger multiple of $1,000,000,

         (iii) acceptance of offers may only be made on the basis of ascending Money Market LIBOR Margins or Money Market Absolute Rates, as the case may be,

         (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement, and

         (v) failure by the Borrower to notify the Auction Agent by the time specified above shall be deemed a rejection of all offers.

         (g) Allocation by Borrower. If offers are made by two or more Banks with the same Money Market LIBOR Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Banks as nearly as possible in proportion to the aggregate principal amounts of such offers (or as nearly in proportion as shall be practicable after giving effect to the requirement that Money Market Loans for each relevant maturity date shall each be in a principal amount of $5,000,000 or a multiple of $1,000,000 in excess thereof).

         SECTION 2.04.  Notice to Banks; Funding of Loans.

         (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

         (b) Not later than 1:00 P.M. (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make the amount of its share of such Borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in or pursuant to Section 9.01 in funds immediately available to the Administrative Agent. Unless the

Administrative Agent determines (or, in the case of the first Borrowing, the Agents determine) that any applicable condition specified in Article III has not been satisfied, the Administrative Agent shall make such aggregate funds available to the Borrower by depositing the proceeds thereof, in like funds as received by the Administrative Agent, in the account of the Borrower with the Administrative Agent as promptly as practicable, but in no event later than 2:00 P.M. (New York City time) on the date of such Borrowing.

         (c) If any Bank makes a new Committed Loan hereunder to the Borrower on a day on which the Borrower is to repay all or any part of an outstanding Committed Loan from such Bank, such Bank shall apply the proceeds of its new Committed Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in subsection (b), or remitted by the Borrower to the Administrative Agent as provided in Section 2.12, as the case may be.

         (d) Unless the Administrative Agent shall have received notice from a Bank prior to the date (or, in the case of a Base Rate Borrowing, prior to 12:30 P.M. on the date) of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent does, in such circumstances, make available to the Borrower such amount, such Bank shall within three Domestic Business Days following such Borrowing make such share available to the Administrative Agent, together with interest thereon for each day from and including the date of such Borrowing that such share was not made available, at the Effective Federal Funds Rate. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's share of such Borrowing for all purposes of this Agreement. If such amount is not so made available to the Administrative Agent, then the Administrative Agent shall on the third Domestic Business Day following such Borrowing notify the Borrower of such failure and on the fourth Domestic Business Day following the date of such Borrowing, the Borrower shall pay to the Administrative Agent such share, together with interest thereon for each day that the

Borrower had the use of such share, at the Effective Federal Funds Rate. Nothing contained in this subsection (d) shall relieve any Bank which has failed to make available its share of any Borrowing hereunder from its obligation to do so in accordance with the terms hereof.

         (e) The failure of any Bank to make available to the Administrative Agent its share of any Borrowing on the date of such Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make available to the Administrative Agent its share of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make available the share of any Borrowing to be made available by such other Bank on such date of Borrowing.

         SECTION 2.05. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

         (b) Each Bank may, by notice to the Borrower and the Administrative Agent (to be given not later than two Domestic Business Days prior to the first Borrowing), request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

         (c) Upon receipt of each Bank's Note pursuant to Section 3.01(b), the Administrative Agent shall mail such Note to such Bank. Each Bank shall record the date, amount and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto and may, at its option prior to any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

         SECTION 2.06. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

         SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made to but excluding the date it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

         (b) Subject to Section 8.01, each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the applicable CD Margin for such day plus the applicable Adjusted CD Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

         "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

         The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                   [ CDBR    ]*
         ACDR  =  [ ---------- ]  + AR
                  [ 1.00 - DRP ]

         ACDR  =  Adjusted CD Rate
         CDBR  =  CD Base Rate
          DRP  =  Domestic Reserve Percentage
           AR  =  Assessment Rate

   __________
   * The amount in brackets being rounded upwards, if necessary, to the next higher 1/100 of 1%

         The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

         "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding $5,000,000,000 in respect of new non-personal time deposits in Dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

         "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. sec. 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

         (c) Subject to Section 8.01, each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the applicable Euro-Dollar Margin for such day plus the applicable London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

         The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in Dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period and for value on the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

         (e) Subject to Section 8.01, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market LIBOR Margin quoted by the Bank making such Loan in accordance with
Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Interest on each Money Market Loan shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.
Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

         (f) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give to the Borrower and the Banks making such Loans prompt notice by telex or facsimile transmission of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

         SECTION 2.08. Facility Fee. The Borrower shall pay to the Administrative Agent for the account of the Banks ratably in proportion to their Commitments a facility fee at the Facility Fee Rate (determined for each day in accordance with the Pricing Schedule). Such facility fee shall accrue:

         (i) from and including the date on which the condition referred to in Section 3.01(a) has been satisfied to but excluding the date on which the Commitments are terminated in their entirety, on the daily aggregate amount of the Commitments (whether used or unused) and

         (ii) from and including the date on which the Commitments are terminated in their entirety to but excluding the date the Loans shall be repaid in their entirety (if later), on the daily aggregate outstanding principal amount of the Loans.

Such facility fee shall be payable quarterly on each March 31, June 30, September 30 and December 31 (in arrears), commencing on December 31, 1995, and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

         SECTION 2.09. Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent,

         (i) terminate the Commitments at any time, if no Loans are outstanding at such time or

         (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple of $5,000,000, the aggregate amount of the Commitments, provided that the Commitments may not be reduced below the sum of (x) the aggregate outstanding principal amount of the Loans plus (y) the Applicable Alternative Currency Outstandings (after giving effect to such reduction).

         Each reduction of the Commitments pursuant to this Section shall be applied first to reduce the amount of each subsequent mandatory reduction of the Commitments pursuant to Section 2.10(b) in chronological order and thereafter to reduce the amount of the reduction of the Commitments pursuant to Section 2.10(a).

         SECTION 2.10.  Mandatory Termination and Reduction of Commitments.
(a) The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         (b) The Commitments shall be reduced automatically, on each date set forth below (each a "Commitment Reduction Date"), by the amount set forth below opposite such Commitment Reduction Date (as such amount may have been reduced pursuant to Section 2.09):

           Commitment                        Amount of
         Reduction Date                Commitment Reduction

         December 7, 1998                  $200,000,000
         December 7, 1999                  $400,000,000

         (c) In addition, the Commitments shall be reduced automatically, in the event that the Borrower or any of its Subsidiaries shall at any time, or from time to time, after the date hereof receive any Net Cash Proceeds of any Reduction Event, by an amount equal to the Reduction Percentage of such Net Cash Proceeds; provided that no such reduction shall be made pursuant to this subsection (c) if at the time of receipt of any such Net Cash Proceeds (other than Net Cash Proceeds with respect to the incurrence of Canadian Acquisition Debt) the aggregate amount of the Commitments is $1,500,000,000 or less. The reductions in the Commitments required by this subsection shall be effective on the thirtieth day following receipt by the Borrower or any of its Subsidiaries, as the case may be, of such Net Cash Proceeds; provided that

         (i) if the amount equal to the Reduction Percentage of the Net Cash Proceeds in respect of any Reduction Event is less than $1,000,000, such reduction shall be effective upon receipt of proceeds such that, together with all other such amounts not previously applied, the Reduction Percentage of such Net Cash Proceeds is equal to at least $1,000,000; and

         (ii) if any such reduction in the Commitments would otherwise require prepayment of Fixed Rate Loans or portions thereof prior to the last day of the then current Interest Period pursuant to Section 2.11, such reduction shall, unless the Administrative Agent otherwise notifies the Borrower upon the instructions of the Required Banks, be deferred to such last day of the related Interest Period.

Each reduction of the Commitments pursuant to this subsection (c) shall be applied first to reduce the amount of each subsequent mandatory reduction of the Commitments pursuant to Section 2.10(b) in chronological order and thereafter to reduce the amount of the reduction of the Commitments pursuant to Section 2.10(a). The Borrower shall give the Administrative Agent at least five Euro-Dollar Business Days' notice of each reduction in the Commitments pursuant to this subsection.

         SECTION 2.11. Prepayments. (a) The Borrower may, upon at least one Domestic Business Day's notice by 11:00 A.M. (New York City time) to the Administrative Agent, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Subject to Section 8.03(d)(ii), each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks included in such Borrowing.

         (b) Subject to Section 2.13, upon at least three Domestic Business Days' notice to the Administrative Agent (in the case of CD Borrowings) and three Euro-Dollar Business Days' notice to the Administrative Agent (in the case of Euro-Dollar Borrowings), the Borrower may prepay any CD Borrowing or Euro-Dollar Borrowing in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Subject to Section 8.03(d)(ii), each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

         (c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

         (d) The Borrower may not prepay the Money Market Loans at any time.

         (e)  On the date of any reduction of Commitments pursuant to
Section 2.10, the Borrower shall repay such principal amount (together with accrued interest thereon) of outstanding Loans, if any, as may be necessary so that after such repayment (i) the aggregate outstanding principal amount of each Bank's Committed Loans does not exceed the amount of such Bank's Commitment as then reduced, and (ii) the aggregate unpaid principal amount of all outstanding Loans plus the Applicable Alternative Currency Outstandings does not exceed the aggregate amount of the Commitments as then reduced. Any such prepayment shall be made in accordance with all applicable provisions of this Agreement (including without limitation subsections (a), (b), (c) and (d) of this Section 2.11).

         SECTION 2.12. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 11:00 A.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 9.01. The Administrative Agent will promptly distribute to each Bank its share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Effective Federal Funds Rate.

         SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Section 2.11, Section 2.19, Article VI, Article VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto or if the Borrower fails to borrow any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a) or if the Borrower fails to prepay the relevant Loan or Loans after giving notice of prepayment under
Section 2.11 the Borrower shall reimburse each Bank on demand for any resulting loss or expense actually incurred by it (or a Participant which has purchased or agreed to purchase a participation in the relevant Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower a certificate containing a computation in reasonable detail of the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.14. Computation of Interest and Fees. Interest based on the Reference Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day), except for interest on Alternative Currency Advances, which shall be computed according to prevailing market practices.

         SECTION 2.15. Withholding Tax Exemption. At least five Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank promptly advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         SECTION 2.16. Regulation D Compensation. (a) So long as Regulation D shall require reserves to be maintained against "Eurocurrency liabilities" (or against any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents), each Bank subject to and actually incurring such reserve requirement may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum (the
"Regulation D Rate") determined pursuant to the following formula:

                   [  LIBOR   ]
         RDR  =    [ -------- ]  -  LIBOR
                   [ 1 - ERR  ]

         RDR  =    Regulation D Rate
       LIBOR  =    The applicable London Interbank
                       Offered Rate
         ERR  =    Eurocurrency Reserve Ratio

         "Eurocurrency Reserve Ratio" means the applicable reserve ratio prescribed by Regulation D (as such Regulation shall have been amended to the first day of the related Interest Period) for such reserve requirements (expressed as a decimal).

         Notwithstanding anything contained herein to the contrary, the Regulation D Rate shall be adjusted automatically on and as of the effective date of any change in such reserve ratio.

         (b) Any Bank wishing to require payment of such additional interest:

         (i) shall so notify the Borrower, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable on any date interest is payable with respect to each Euro-Dollar Loan commencing after the giving of such notice and

         (ii) shall notify the Borrower from time to time of the amount due it under this Section;

provided that the Borrower shall not be required to make any payment of an amount due hereunder earlier than the fifth Euro-Dollar Business Day after receipt of the notice referred to in clause (ii) of this Section.

         SECTION 2.17.  Alternative Currency Advances.

         (a) Requests for Offers. From time to time the Borrower may request any or all of the Banks to make offers to make Alternative Currency Advances, each in a minimum principal amount in the currency of such Alternative Currency Advance equivalent to $1,000,000, to the Borrower; provided that the aggregate Dollar Equivalents of all Alternative Currency Advances outstanding at any one time shall not exceed $200,000,000; provided further that immediately after the making of an Alternative Currency Advance, the sum of (i) the aggregate principal amount of the Loans plus (ii) the Applicable Alternative Currency

Outstandings will not exceed the aggregate amount of the Commitments. Any such request shall be transmitted directly to any such Bank at the Euro-Dollar Lending Office of such Bank or at any other address that the Borrower and such Bank may agree from time to time. Each Bank may, but shall have no obligation to, make such offers on terms and conditions as are satisfactory to such Bank, and the Borrower may, but shall have no obligation to, accept any such offers.

         (b) Reports to Agent. (i) The Borrower shall deliver to the Administrative Agent a report in respect of each Alternative Currency Advance (an "Alternative Currency Advance Report") by 2:00 P.M. (New York City time) on (x) the date on which the Borrower accepts such Alternative Currency Advance (such report to constitute the designation of such advance as an Alternative Currency Advance for purposes of this Agreement), (y) the date on which any principal amount thereof is repaid prior to the scheduled maturity date and (z) the scheduled maturity date if payment thereof is not made on such scheduled maturity date, specifying for such Alternative Currency Advance:

         (w) the date such advance was or will be made, on which such amount of principal is prepaid or will be repaid or on which payment was not made, as the case may be;

         (x)   the Alternative Currency of such advance; and

         (y) the principal amount of such advance or principal prepayment or repayment or the amount not paid (in such Alternative Currency).

On the basis of each such Alternative Currency Advance Report, the Administrative Agent shall determine the Dollar Equivalent of the advance then made or remaining after such principal repayment and the Applicable Alternative Currency Outstandings on such date after giving effect to such advance or principal repayment and shall promptly notify the Borrower and the Banks of such Dollar Equivalent and such Applicable Alternative Currency Outstandings.

         (ii) If the aggregate amount of Loans and Alternative Currency Advances outstanding under this Agreement equals or exceeds an amount equal to the product of (A) .85 and (B) the aggregate amount of the Commitments hereunder at the time of the relevant Borrowing, at the time of each Borrowing hereunder that is not a Refunding Borrowing, the Administrative Agent shall determine the Dollar Equivalent of each Alternative Currency Advance then outstanding and the Applicable Alternative Currency

Outstandings on such date, based on such Dollar Equivalents, and shall promptly notify the Borrower and the Banks of such Dollar Equivalents, and such Applicable Alternative Currency Outstandings.

         (c) Other Alternative Currency Borrowings. Nothing in this Section shall restrict the Borrower's ability to borrow in Alternative Currencies from one or more Banks or other lenders without reporting such borrowings as Alternative Currency Advances for purposes of this Agreement. If and to the extent that any report designating such a borrowing as an Alternative Currency Advance would cause the Borrower to exceed any applicable limit set forth in Section 2.17(a) or 3.02(b) on the day such report is received by the Administrative Agent, such designation shall be ineffective. Except as provided in the immediately preceding sentence, a report delivered by the Borrower pursuant to Section 2.17(b) designating a borrowing as an Alternative Currency Advance for purposes of this Agreement shall be effective upon receipt by the Administrative Agent and may not thereafter be revoked by the Borrower.

         SECTION 2.18. Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder or under any of the Notes in the currency expressed to be payable herein or under the Notes (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's New York office on the Domestic Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to any Bank or the Administrative Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Domestic Business Day following receipt by such Bank or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Bank or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to such Bank or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds:

         (a) the sum originally due to any Bank or the Administrative Agent, as the case may be, and

         (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 9.04,

such Bank or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.

         SECTION 2.19. Replacement of this Agreement. If the Borrower wishes at any time to replace this Agreement with another credit facility, the Borrower may give prior notice of the termination of the Commitments hereunder as required by Section 2.10 and prior notice of the prepayment of any Loans outstanding hereunder as required by Section 2.11, in each case on a conditional basis (i.e., conditioned upon such other credit facility becoming available to the Borrower), provided that the Borrower gives definitive notice of such termination of the Commitments and prepayment of outstanding Loans (if any) to the Administrative Agent before 10:00 A.M. (New York City time) on the date of such termination and prepayment (if any) and complies with the applicable requirements of Sections 2.10 and
2.11 in all other respects.


                                ARTICLE III

                                 CONDITIONS


         SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

         (a) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to the Agents of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party);

         (b) receipt by the Administrative Agent for the account of each Bank of one executed Note dated on or before the Effective Date complying with the provisions of Section 2.05;

         (c) receipt by the Administrative Agent of opinions of Sullivan & Cromwell, special counsel for the Borrower, and William F. McClure, Jr., Esq., Assistant General Counsel of the Borrower, covering the matters described in Exhibits E-1 and E-2 hereto, respectively;

         (d) receipt by the Administrative Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agents, substantially in the form of Exhibit F hereto;

         (e) receipt by the Administrative Agent of a certificate signed by the Chairman, the President, any Vice President, the Treasurer (or such Treasurer's designee) or any Assistant Treasurer of the Borrower, dated the Effective Date, to the effect set forth in clauses (c) and (d) of Section 3.02;

         (f) (i) PX Acquisition shall have accepted shares of common stock of CBI for payment, pursuant to the Offer, constituting at least a majority of the outstanding number of such shares;

         (ii) the Rights Condition (as defined in the Offer to Purchase) shall have been satisfied, or waived with the consent of the Required Banks, which consent shall not be unreasonably withheld or delayed; and

         (iii) receipt by the Administrative Agent of a certificate signed by the Chairman, the President, any Vice President, the Treasurer (or such Treasurer's designee), the Comptroller or any Assistant Treasurer of the Borrower in a form satisfactory to the Administrative Agent, showing that the financing of the purchase of shares of common stock of CBI in the Offer, when applied on a pro forma basis to the acquisition of all of the common stock of CBI, plus the consolidation of Debt of CBI, will not cause the Leverage Ratio to increase by more than 2.27;

         (g) receipt by the Administrative Agent of a certificate signed by the Chairman, the President, any Vice President, the Treasurer (or such Treasurer's designee) or any Assistant Treasurer of the Borrower in a form reasonably satisfactory to the Administrative

   Agent (together with documentation supporting such certificate to the extent reasonably requested by the Agents and the Co-Syndication Agents a reasonable time prior to the final expiration of the Offer) that the aggregate amount of the Commitments will be sufficient to

         (i) permit consummation of the Offer and the Second Step Transaction on the terms set forth in the Offer Documents;

         (ii)  permit the refinancing of any Excluded CBI Debt; and

         (iii) provide adequate liquidity to the Borrower and its Subsidiaries, after giving effect to the consummation of the Offer and the Second Step Transaction;

         (h) receipt by the Administrative Agent of a copy of the Borrower's certificate of incorporation, certified by the Secretary of State of Delaware;

         (i) receipt by the Administrative Agent of a certificate on behalf of the Borrower signed by the Secretary or an Assistant Secretary of the Borrower or such other authorized officer of the Borrower satisfactory to the Administrative Agent certifying

               (i) that the Borrower's certificate of incorporation has not been amended since the date of the certificate referred to in clause (h) above,

               (ii) that no proceeding for the dissolution or liquidation of the Borrower exists,

               (iii) that the copy of the By-laws of the Borrower attached to the certificate is true, correct and complete,

               (iv) that the copies of the resolutions of the Borrower's Board of Directors attached to the certificate are true and correct and in full force and effect and

               (v) as to the incumbency of each officer of the Borrower who signed this Agreement and the Notes on behalf of the Borrower;

         (j) receipt by the Administrative Agent of evidence satisfactory to it of

               (i) the termination, effective on or before the Effective Date, of the commitments under the Existing Credit Agreement,

               (ii) the repayment in full, not later than the Effective Date, of all loans (if any) thereunder, together with interest accrued thereon to the Effective Date, and

               (iii) the receipt by Chemical Bank, as Administrative Agent under the Existing Credit Agreement, of all accrued and unpaid fees and all other amounts then due and payable by the Borrower under the Existing Credit Agreement;

         (k) receipt by the Administrative Agent of each opinion or certificate (if any) required to be delivered by a party thereto pursuant to the Offer Documents (or any merger agreement between Praxair or any of its Subsidiaries and CBI) with a letter from each Person delivering such opinion or certificate authorizing reliance thereon by the Agents and the Banks, such reliance letter to be in form and substance reasonably satisfactory to the Agents and the Co-Syndication Agents;

         (l) the Required Banks shall not have reasonably determined in good faith that, as of a date no later than two Business Days prior to the final expiration date of the Offer, there is an action, suit or proceeding pending or threatened against the Borrower or any of its Subsidiaries or CBI or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially and adversely affect the ability of the Borrower to perform its obligations under this Agreement or any Note;

         (m) the Required Banks shall not have reasonably determined in good faith, as of a date no later than two Business Days prior to the final expiration date of the Offer, that since September 30, 1995 there has been a change in the consolidated business, financial position or results of operations of the Borrower and its Subsidiaries on a pro forma basis after giving effect to the acquisition of CBI and its Subsidiaries, which could materially and adversely affect the ability of the Borrower to perform its obligations under this Agreement or any Note;

         (n) the fact that all fees payable on or before the Effective Date by the Borrower for the account of the Banks and their affiliates in connection with this Agreement have been paid in full on or before such date in the amounts previously agreed upon in writing; and

         (o) receipt by the Administrative Agent of all other documents that the Agents and the Co-Syndication Agents may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement, the Notes and the Offer Documents and, if requested a reasonable time, and in no event later than two Business Days, prior to the final expiration date of the Offer, any other matters relevant hereto, all in form and substance reasonably satisfactory to the Agents;

provided that (i) the obligations of the Borrower set forth in Section 2.08 and clauses (a), (b) and (l) of Section 5.01, and the obligations of the Bank Parties set forth in Section 9.09, shall become effective on the date on which the condition referred to in Section 3.01(a) has been satisfied, and (ii) the other provisions of this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than April 1, 1996. The Administrative Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

         SECTION 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

         (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

         (b) immediately after such Borrowing, the sum of (i) the aggregate outstanding principal amount of the Loans plus (ii) the Applicable Alternative Currency Outstandings will not exceed the aggregate amount of the Commitments;

         (c) immediately after such Borrowing, no Default shall have occurred and be continuing;

         (d) if such Borrowing is not a Refunding Borrowing, the fact that the representations and warranties of the Borrower contained in this Agreement shall be true on and as of the date of such Borrowing; and

         (e) if such Borrowing is a Refunding Borrowing, the fact that the representations and warranties of the Borrower contained in this Agreement (except the representations and warranties set forth in Sections 4.04(c) and 4.07 as to any material adverse change which has theretofore been disclosed in writing by the Borrower to the Banks and in Section 4.05) shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b) and (c) and either clause (d) or (e), as the case may be, of this Section, and each Notice of Borrowing shall be deemed to be a confirmation by the Borrower to such effect.


                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES


         The Borrower represents and warrants that:

         SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.02. Corporate and Governmental Authorization; No Contravention. (a) The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of the Offer Documents with the SEC and other routine informational filings) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in or permit the termination or modification of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

         (b) As of the Effective Date and the date on which the Borrower purchases shares pursuant to the Offer, the purchase of shares by the Borrower pursuant to the Offer will be within the Borrower's corporate powers, will have been duly authorized by all necessary corporate action and will not (i) contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower, (ii) contravene or constitute a default under any provision of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, (iii) result in or permit the termination or modification of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries (other than any instrument evidencing the Excluded CBI Debt) or (iv) result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, in the case of clauses (ii), (iii) and (iv) the consequences of which contravention, default, termination, modification, creation or imposition could reasonably be expected, individually or in the aggregate, to materially and adversely affect the ability of the Borrower to perform its obligations under this Agreement or any Note.

         (c) Once the Borrower has purchased shares of common stock of CBI pursuant to the Offer, the Second Step Transaction, when consummated, will be within the Borrower's and CBI's corporate powers, will have been duly authorized by all necessary corporate action and will not (i) contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or CBI, (ii) contravene, or constitute a default under, any provision of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or CBI or any of their Subsidiaries,
(iii) result in or permit the termination or modification of any agreement, judgment, injunction, offer, decree or other instrument binding upon the Borrower or CBI or any of their Subsidiaries (other than any instrument evidencing the Excluded CBI Debt) or (iv) result in the creation or imposition of any Lien on any asset of the Borrower or CBI or any of their Subsidiaries, in the case of clauses (ii), (iii) and (iv) the consequences of which contravention, default, termination, modification, creation or imposition could reasonably be expected, individually or in the aggregate, to materially and adversely affect the ability of the Borrower to perform its obligations under this Agreement or any Note.

         (d) Other than those approvals of, or filings with, any governmental body, agency or official that will have been made and be in full force and effect as of the Effective Date and the date of consummation of the Second Step Transaction, no approvals or filings will be necessary to consummate the Offer and the Second Step Transaction, respectively.

         SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower.

         SECTION 4.04.  Financial Information.

         (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1994 and the related statements of income and cash flows for the fiscal year then ended, reported on by Price Waterhouse LLP, copies of which have been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

         (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of September 30, 1995 and the related unaudited consolidated statements of income and cash flows for the nine months then ended, copies of which have been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the consolidated financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine month period (subject to normal year-end adjustments).

         (c) Since September 30, 1995 there has been no change in the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, which could materially and adversely affect the ability of the Borrower to perform its obligations under this Agreement or any Note or which in any manner draws into question the validity or enforceability of this Agreement or any Note (it being understood that neither the consummation nor the financing of the Offer and the Second Step Transaction shall constitute such a change).

         SECTION 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially and adversely affect the ability of the Borrower to perform its obligations under this Agreement or any Note or which in any manner draws into question the validity of this Agreement or the Notes or which, if adversely determined, would prevent consummation of the Offer or the Second Step Transaction.

         SECTION 4.06. Compliance with ERISA. After it has become a member of the ERISA Group, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the currently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. After it has become a member of the ERISA Group, no member of the ERISA Group has:

         (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan,

         (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code, or

         (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA and aggregate withdrawal liabilities not in excess of $5,000,000 at any one time outstanding.

         To the best of the Borrower's knowledge, based on a review of publicly available information, as of the Effective Date no Lien has been filed with respect to CBI under ERISA or the Internal Revenue Code as a result of the occurrence of an event of the kind referred to in clause

(ii) above and no employee pension benefit plan maintained or contributed to by CBI and its Subsidiaries has been terminated by the PBGC.

         SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Borrower conducts reviews of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs. On the basis of this review, the Borrower has reasonably concluded that Environmental Laws are unlikely to have an effect on the business, financial condition or results of operations of the Borrower and its Consolidated Subsidiaries during the term of the Agreement, which could materially and adversely affect the ability of the Borrower to perform its obligations under this Agreement or any Note.

         SECTION 4.08. Subsidiaries. Each corporate Restricted Subsidiary of the Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.09. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.10. Disclosure. None of the material furnished to the Agents and the Banks by or on behalf of the Borrower in connection herewith contains, or contained at the time so furnished, any untrue statement of a material fact or omits, or omitted at the time so furnished, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that it is understood that information provided with respect to CBI and its Subsidiaries prior to the time the Borrower has acquired control of CBI is based solely on publicly available information filed by CBI with the SEC.

                                 ARTICLE V

                                 COVENANTS


         The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

         SECTION 5.01. Information. The Borrower will deliver to the Administrative Agent (and, in the case of a certificate delivered pursuant to clause (e) below, to each Bank):

         (a) as promptly as practicable and in any event within 113 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in accordance with generally accepted accounting principles by Price Waterhouse LLP or other independent public accountants of nationally recognized standing;

         (b) as promptly as practicable and in any event within 53 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and comparative financial information as of the end of the previous fiscal year, the related consolidated statement of income for such quarter and the related consolidated statements of income and cash flows for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the principal financial officer or the principal accounting officer of the Borrower or a person designated in writing by either of the foregoing persons. If such financial statements are filed with the SEC, then they shall be reported on in conformity with the financial reporting requirements of the SEC;

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and

   (b) above, a certificate of the principal financial officer, principal accounting officer, treasurer or comptroller of the Borrower, or a person designated in writing by either of the foregoing persons

         (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with any applicable requirements of Sections 5.04(iv), 5.04(v), 5.06, 5.07 and 5.08;

         (ii) stating whether the Borrower was in compliance with the requirements of Sections 5.02 and 5.03 and Sections 5.04(i), (ii) and (iii); and

          (iii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements whether anything has come to their attention to cause them to believe that the Borrower was not in compliance with Sections 5.04, 5.06, 5.07 and 5.08, insofar as they relate to accounting matters, on the date of such statements;

         (e) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the principal financial officer or the principal accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (f) promptly upon the mailing thereof to the public shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

         (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the SEC;

         (h) if and when any member of the ERISA Group (after it has become a member of the ERISA Group):

         (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC;

         (ii) receives notice of complete or partial withdrawal liability in excess of $5,000,000, under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice;

         (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice;

         (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application;

         (v)   gives notice of intent to terminate any Plan under
         Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC;

         (vi)  gives notice of withdrawal from any Plan pursuant to
         Section 4063 of ERISA, a copy of such notice; or

         (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the principal financial officer, principal accounting officer, treasurer or comptroller of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

         (i) promptly after the Borrower is notified by any rating agency referred to in the Pricing Schedule of any actual change in any rating referred to in the Pricing Schedule, written notice of such change;

         (j)   prompt notice of each Reduction Event;

         (k) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Documentation Agent or the Administrative Agent, at the request of any Bank, may reasonably request; and

         (l) prompt written notice of any amendment or supplement to the Offer Documents (together with such number of copies thereof as the Administrative Agent may reasonably request) or any waiver of any term or condition to the acceptance of shares of common stock of CBI for payment in the Offer.

The Administrative Agent will deliver a copy of each document it receives pursuant to this Section 5.01 to each Bank within four Domestic Business Days after receipt thereof.

         SECTION 5.02. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each of its Subsidiaries to keep, all property useful and necessary in its respective business in good working order and condition, ordinary wear and tear excepted.

         (b) The Borrower will maintain, and will cause each of its Subsidiaries to maintain, insurance policies on its assets at coverage levels that are at least as high as the coverage levels that are usually insured against in the same general area by companies of established repute engaged in the same or a similar business as the Borrower or such Subsidiary, as the case may be; and, upon request of the Administrative Agent, will promptly furnish to the Administrative Agent for distribution to the Banks information presented in reasonable detail as to the insurance so carried.

         SECTION 5.03. Negative Pledge. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, assume or suffer to exist any Lien securing Debt on any asset now owned or hereafter acquired by it, except:

         (a) Liens existing on the date of this Agreement securing Debt (other than Debt of CBI or any of its Subsidiaries) outstanding on the date of this Agreement in an aggregate principal amount not exceeding $75,000,000;

         (b) Liens existing on the Effective Date securing Debt of CBI or any of its Subsidiaries outstanding on the Effective Date in an aggregate principal amount not exceeding $600,000,000;

         (c) any Lien existing on any asset of any corporation (other than Liens referred to in clause (b) above) at the time such corporation becomes a Restricted Subsidiary and not created in contemplation of such event;

         (d) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

         (e) any Lien on any improvements constructed on any property of the Borrower or any such Restricted Subsidiary and any theretofore unimproved real property on which such improvements are located securing Debt incurred for the purpose of financing all or any part of the cost of constructing such improvements, provided that such Lien attaches to such improvements within 90 days after the later of (1) completion of construction of such improvements and (2) commencement of full operation of such improvements;

         (f) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Restricted Subsidiary and not created in contemplation of such acquisition;

         (g) Liens on property of the Borrower or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or any other government or department, agency, instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens;

         (h) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

         (i)  Liens securing Debt permitted to be secured under Section
   5.04(i);

         (j) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed $300,000,000; and

         (k) any Lien on Margin Stock, if and to the extent the value of all Margin Stock of the Borrower and its Restricted Subsidiaries exceeds 25% of the value of the total assets subject to this Section.

         SECTION 5.04. Limitation on Debt of Subsidiaries. The Borrower shall not permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Debt, except:

         (i) any Debt owing to the Borrower or another Subsidiary, provided that any such Debt owing to the Borrower is made or issued solely on a senior basis, and provided further that any such Debt owing to a Subsidiary that is not the Borrower is made or issued solely on a senior, unsecured basis;

         (ii) Debt of a Restricted Subsidiary at the time such Subsidiary becomes a Restricted Subsidiary, and any refinancing, extension, renewal or refunding thereof, but only to the extent the outstanding amount of such Debt is not thereby increased;

         (iii) Debt of Praxair Canada Inc., solely to the extent the proceeds of any such Debt are used by Praxair Canada Inc. to make capital contributions to Kelvin Finance Company (so long as Kelvin Finance Company is a Subsidiary);

         (iv) Canadian Acquisition Debt in an aggregate principal amount not to exceed $100,000,000; and

         (v) unsecured Debt not otherwise permitted by the foregoing clauses (i), (ii), (iii) and (iv) of this Section, in an aggregate principal amount at any time outstanding not to exceed $300,000,000.

         SECTION 5.05. Consolidations, Mergers and Sales of Assets. The Borrower will not merge or consolidate with or into any other Person or sell, lease, transfer or otherwise dispose of all or substantially all of its assets, property or business in any single transaction or series of related transactions, unless

         (i) in the case of any such merger or consolidation, the Borrower shall be the continuing corporation, or, in the case of any such sale, lease, transfer or other disposition, the transferee or transferees shall be one or more Wholly-Owned Consolidated Subsidiaries of the Borrower organized and existing under the laws of the United States of America or any State thereof which shall expressly assume, in the case of any such Wholly-Owned Consolidated Subsidiary, the due and punctual performance and observance of all of the covenants and agreements of the Borrower contained in this Agreement and the Notes, and

         (ii) immediately after giving effect to such merger or consolidation, or such sale, lease, transfer or other disposition, no Default shall have occurred and be continuing.

Nothing in this Section 5.05 shall be construed to restrict any sales of Margin Stock for fair value as determined in good faith by the board of directors of the Borrower.

         SECTION 5.06. Minimum Consolidated Book Net Worth. Consolidated Book Net Worth will not at any time be less than the sum of

         (a)  $830,000,000,

         (b) 50% of Consolidated Net Income (calculated before giving effect to any charges referred to in the definition of Consolidated Book Net Worth) for each fiscal quarter beginning after September 30, 1995 for which such Consolidated Net Income (as so calculated) is positive,

         (c) 100% of the book value of the capital stock of the Borrower or any of its Subsidiaries used as consideration for the acquisition of CBI pursuant to the Offer and the Second Step Transaction, and

         (d) 50% of the proceeds from the sale on or subsequent to September 30, 1995 of capital stock of the Borrower or any of its Subsidiaries (but excluding in any event any stock described in clause (c));

provided that the proceeds from capital stock issued pursuant to any employee benefit plan, stock option plan or dividend reinvestment plan shall not be included in any determination under this Section 5.06.

         SECTION 5.07. Leverage Ratio. The Leverage Ratio will not exceed at any time during any period set forth below the ratio set forth below opposite such period:

   Period                                    Ratio

   Effective Date through
     December 30, 1996                       3.6:1
   December 31, 1996 through
     December 30, 1997                       3.2:1
   Thereafter                                2.8:1

         SECTION 5.08. Interest Coverage Ratio. The Interest Coverage Ratio as of the end of any fiscal quarter ended during any period set forth below, computed for the twelve months then ended, will not be less than the ratio set forth below opposite such period:

   Period                              Ratio

   Effective Date through
     December 30, 1997                 1.7:1
   Thereafter                          2.0:1

         SECTION 5.09. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for purposes of financing the Offer and consummating the transactions contemplated thereby (including without limitation financing the Second Step Transaction and repaying or refinancing Debt of CBI and its Subsidiaries), and for working capital and general corporate purposes of the Borrower and its Subsidiaries. None of such proceeds will be used, directly or indirectly, in violation of any applicable law or regulation, and no use of such proceeds for general corporate purposes will include any use thereof, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock.

         SECTION 5.10. Refinancing of Excluded CBI Debt; Second Step Transaction. Once PX Acquisition has purchased shares of common stock of CBI pursuant to the Offer, the Borrower will use all reasonable efforts to
(i) cure any defaults under or cause the refinancing, renewal or refunding of all outstanding Excluded CBI Debt and (ii) consummate the Second Step Transaction, in each case as promptly as reasonably practicable.


                                 ARTICLE VI

                                  DEFAULTS


         SECTION 6.01. Events of Default. If one or more of the following events (each, an "Event of Default") shall have occurred and be continuing:

         (a) the Borrower shall fail to pay within 2 days of the due date thereof any principal of any Loan;

         (b) the Borrower shall fail to pay within 5 days of the due date thereof any interest on any Loan, any fees or any other amount payable hereunder;

         (c) the Borrower shall fail to observe or perform any covenant contained in Sections 5.03 through 5.09, inclusive;

         (d) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a), (b) or (c) above) for 20 days after written notice thereof has been given to the Borrower;

         (e) any representation, warranty, certification or statement made (or deemed made) by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any materially adverse respect when made (or deemed made);

         (f) the Borrower or any Subsidiary of the Borrower shall fail to make any payment in respect of any Debt (other than Excluded CBI Debt) having an aggregate principal amount outstanding at such time equal to or exceeding $50,000,000 (other than the Notes) when due or within any applicable grace period;

         (g) any event or condition shall occur which results in the acceleration of the maturity of any Debt (other than Excluded CBI Debt) having an aggregate principal amount outstanding at such time equal to or exceeding $50,000,000 of the Borrower or any Subsidiary of the Borrower or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof or terminate its commitment in respect thereof;

         (h)   the Borrower or any Subsidiary of the Borrower shall:

         (i) commence a voluntary case or other proceeding seeking (1) liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or (2) the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property;

         (ii) consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it;

         (iii) make a general assignment for the benefit of creditors;

         (iv) except for trade payables, fail generally to pay its debts as they become due; or

         (v)   take any corporate action to authorize any of the foregoing;

provided that no event otherwise constituting an Event of Default under this clause (h) shall be an Event of Default if the total assets of all entities with respect to which events have occurred and are continuing (calculated in each case at the time such event occurred) which would otherwise have constituted Events of Default under this clause (h) or clause (i) below do not exceed $150,000,000 on a cumulative basis;

         (i) (i) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary of the Borrower seeking
   (1) liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or (2) the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or

               (ii) an order for relief shall be entered against the Borrower or any Subsidiary of the Borrower under the federal bankruptcy laws as now or hereafter in effect;

provided that no event otherwise constituting an Event of Default under this clause (i) shall be an Event of Default if the total assets of all entities with respect to which events have occurred and are continuing (calculated in each case at the time such event occurred) which would otherwise have constituted Events of Default under this clause (i) or clause (h) above do not exceed $150,000,000 on a cumulative basis;

         (j) (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA;

               (ii) notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing;

               (iii) the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan;

               (iv) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

               (v) there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $10,000,000;

         (k) a judgment or order for the payment of money in excess of $30,000,000 shall be rendered against the Borrower or any Subsidiary and shall remain unsatisfied for a period of ten consecutive days during which ten-day period execution shall not be effectively stayed;

         (l) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 30% or more of the outstanding shares of common stock of the Borrower; or Continuing Directors shall cease to constitute a majority of the board of directors of the Borrower; or

         (m) the Second Step Transaction shall not have occurred within 270 days following the initial purchase by PX Acquisition of shares of common stock of CBI pursuant to the Offer;

then, and in every such event, the Administrative Agent shall:

         (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower, terminate the Commitments and they shall thereupon terminate, and

         (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower, declare the Notes (together with accrued interest thereon) to be, and the Notes (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

provided that in the case of any of the Events of Default specified in clause (h) or (i) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon automatically terminate and the Notes (together with accrued interest thereon) shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         SECTION 6.02. Notice of Default. The Administrative Agent shall give notice under Section 6.01(d) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                ARTICLE VII

                            AGENTS AND ARRANGERS


         SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02. Agents and Affiliates. Morgan Guaranty Trust Company of New York and Chemical Bank shall each have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent, and Morgan Guaranty Trust Company of New York and Chemical Bank and their affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not an Agent hereunder.

         SECTION 7.03. Action by Agents. The obligations of each Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default, except as expressly provided in Article VI.

         SECTION 7.04. Consultation with Experts. Any Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05. Liability of Agents. Neither any Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither any Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this

Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except in the case of the Administrative Agent receipt of items required to be delivered to it; or
(iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. An Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties. The Co-Arrangers and the Co-Syndication Agents have no responsibilities, and shall have no liability, under this Agreement or the Notes in their capacities as Co-Arrangers and Co-Syndication Agents.

         SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify each Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such Agent's gross negligence or willful misconduct) that such Agent may suffer or incur in connection with this Agreement or any action taken or omitted by such Agent hereunder.

         SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Arranger, any Co-Arranger, any Co-Syndication Agent, any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Arranger, any Co-Arranger, any Co-Syndication Agent, any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.08. Successor Agents. (a) Any Agent may resign at any time by giving 30 days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor to such Agent which shall be a Bank. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a Bank.

Upon the acceptance of its appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as an Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent.

         (b) If at any time any Agent shall have assigned its rights and obligations in respect of all of its Commitment hereunder, such Agent shall resign as an Agent in accordance with the procedures set forth in subsection (a) of this Section 7.08.


                                ARTICLE VIII

                          CHANGE IN CIRCUMSTANCES


         SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing (other than Money Market Absolute Rate Borrowings):

         (a) the Reference Banks notify (stating the reason therefor) the Administrative Agent that deposits in Dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

         (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments notify (stating the reason therefor) the Administrative Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any

Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Reference Rate for such day.

         SECTION 8.02. Illegality. (a) If, after the date of this Agreement, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall promptly so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended.

         (b) Before giving any such notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

         SECTION 8.03.  Increased Cost and Reduced Return.  (a)  If, after
(x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or

(y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

         (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Note to the extent evidencing Fixed Rate Loans or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

         (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note to the extent evidencing Fixed Rate Loans or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

         (b) If any Bank shall notify (stating the reason therefor) the Borrower that, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on capital of such Bank as a consequence of such Bank's obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

         (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder, accompanied by a computation thereof in reasonable detail, shall be conclusive in the absence of manifest error.
In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         (d) If any Bank has demanded compensation under this Section, the Borrower:

         (i) shall have the right, with the assistance of the Administrative Agent and upon notification to such Bank, to require such Bank to transfer, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto, its Note and Commitment to a substitute bank or banks satisfactory to the Borrower and the Administrative Agent (which may be one or more of the Banks) or

         (ii) may elect to terminate this Agreement as to such Bank, and in connection therewith to prepay any Base Rate Loan made pursuant to
   Section 8.04, provided that the Borrower (1) notifies the Administrative Agent (which will forthwith notify such Bank) of such election at least three Euro-Dollar Business Days before any date fixed for such a prepayment, and (2) either (x) repays all of such Bank's outstanding Loans at the end of the respective Interest Periods applicable thereto or as otherwise required by Section 8.02 or (y) subject to Section 2.13, prepays all of such Bank's outstanding Loans (other than Money Market Loans). Upon receipt by the Administrative Agent of such notice, the Commitment of such Bank shall terminate.

         SECTION 8.04. Base Rate Loans Substituted for Affected Fixed Rate Loans. Subject to Sections 2.11 and 2.13, if (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

         (a) all Loans which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

         (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

                                 ARTICLE IX

                               MISCELLANEOUS


         SECTION 9.01. Notices. All notices, requests, instructions and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or any Agent, at its address, facsimile number or telex number (if any) set forth on the signature pages hereof, (y) in the case of any Bank, at its address, facsimile number or telex number (if any) set forth in its Administrative Questionnaire or (z) in the case of any party hereto, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or
Article VIII shall not be effective until received.

         SECTION 9.02. No Waivers. No failure or delay by any Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.03. Expenses; Documentary Taxes; Indemnification. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agents, including reasonable fees and disbursements of one special counsel (Davis Polk & Wardwell) for the Agents, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agents or any Bank, including reasonable fees and disbursements of counsel (including the cost of staff counsel when used in lieu of separate special counsel), in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

         (b) The Borrower shall indemnify each Bank and its directors, officers and employees for, and hold each Bank and its directors, officers and employees harmless from and against (i) any and all damages, losses and other liabilities of any kind, including, without limitation, judgments and costs of settlement, and (ii) any and all out-of-pocket costs and expenses of any kind, including, without limitation, reasonable fees and disbursements of counsel, including the cost of staff counsel where used in lieu of separate special counsel, and any other costs of defense, including, without limitation, costs of discovery and investigation, for such Bank and its officers and directors (all of which shall be paid or reimbursed by the Borrower monthly), suffered or incurred in connection with any investigative, administrative or judicial proceeding (whether or not such Bank shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that such Bank and its directors, officers and employees shall have no right to be indemnified or held harmless hereunder for its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The Borrower shall indemnify and hold harmless each Agent, in its capacity as an Agent hereunder, to the same extent that the Borrower indemnifies and holds harmless each Bank pursuant to this Section.

         SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise (other than pursuant to Section 8.03(d)(ii)), receive payment of a proportion of the aggregate amount of principal and interest then due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest then due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that if at any time thereafter, the Bank that originally received such payment is required to repay (whether to the Borrower or to any other Person) all or any portion of such payment, each other Bank shall promptly (and in any event within five Domestic Business Days of its receipt of notification from such Bank requiring such repayment) repay to such Bank the portion of such payment previously received by it under this
Section 9.04, together with such amount (if any) as is equal to the appropriate portion of any interest (in respect of the period during which such other Bank held such amount) such Bank shall have been obligated to pay when repaying such amount as aforesaid, in exchange for such participation in the Note of such other Bank as was previously purchased by such Bank. Nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes.

         SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of any Agent are affected thereby, by such Agent). Notwithstanding the foregoing, no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or (v) amend or waive the provisions of this Section 9.05. The exercise by the Borrower of its right to decrease the Commitments pursuant to Section 2.09 or to decrease the Commitment of a Bank pursuant to Section 8.03(d) shall not be deemed to require the consent of any party to this Agreement.

         SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agents, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agents shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and such Bank's Note. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder and under the Notes including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i) (only to the extent such modification, amendment or waiver would decrease the Commitment of such Bank), (ii) or (iii) of
Section 9.05 or to any modification, amendment or waiver that would have the effect of increasing the amount of a Participant's participation in such Bank's Commitment, in any such case without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest, subject to subsection (f) below. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with the subscribed consent of the Borrower, not to be unreasonably withheld, in consultation with the Administrative Agent and with the subscribed acknowledgment of the Administrative Agent; provided that if an Assignee is
(i) any Person which controls, is controlled by, or is under common control with, or is otherwise substantially affiliated with such transferor Bank or
(ii) another Bank, no such consent shall be required; and provided further that any assignment shall not be less than $10,000,000, or, if less, shall constitute an assignment of all of such Bank's rights and obligations under this Agreement and the Notes. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee and the transferor Bank and the original Note is canceled, and the Administrative Agent shall notify the other Agents of such assignment. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee of $3,500 for processing such assignment. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.15.

         (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         (e) The Administrative Agent and the Borrower may, for all purposes of this Agreement, treat any Bank as the holder of any Note drawn to its order (and owner of the Loans evidenced thereby) until written notice of assignment or other transfer shall have been received by them.

         (f) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         (g) If any Reference Bank assigns its Note to an unaffiliated institution, the Administrative Agent shall, with the consent of the Borrower and the Required Banks, appoint another Bank to act as a Reference Bank hereunder.

         SECTION 9.07. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE BORROWER, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 9.08. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the writings referred to in Section 3.01(n) constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         SECTION 9.09. Confidentiality. In addition to any confidentiality requirements under applicable law, each of the Agents and Banks (each a "Bank Party" and, collectively, the "Bank Parties") agrees that through and including the later of (a) the Termination Date and (b) a date three years from the relevant Bank Party's receipt of the relevant information, it will take normal and reasonable precautions so that

         (i) all information provided to it by the Borrower, any Person on behalf of the Borrower, or by any other Bank Party on behalf of the Borrower, in connection with this Agreement or the transactions contemplated hereby will be held and treated by such Bank Party and its respective directors, affiliates, officers, agents and employees in confidence and

         (ii) neither it nor any of its respective directors, affiliates, officers, agents or employees shall, without the prior written consent of the Borrower, use any such information for any purpose or in any manner other than pursuant to the terms of and for the purposes contemplated by this Agreement.

Notwithstanding the immediately preceding sentence, any Bank Party may disclose any such information or portions thereof

         (a) that is or becomes publicly available other than through a breach by such Bank Party of its obligations hereunder;

         (b) that is also provided to such Bank Party by a Person other than the Borrower not in violation, to the actual knowledge of such Bank Party, of any duty of confidentiality;

         (c)   at the request of any bank regulatory authority or examiner;

         (d)   pursuant to subpoena or other court process;

         (e)   when required by applicable law;

         (f) at the written request or the express direction of any other authorized government agency;

         (g) to its independent auditors, counsel and other professional advisors in connection with their provision of professional services to such Bank Party;

         (h) to any (i) Participant or (ii) prospective Participant or prospective Bank, if such Participant, prospective Participant or prospective Bank (which prospective Bank is promptly identified to the Borrower), prior to any such disclosure, agrees in writing to keep such information confidential to the same extent required of the Bank Parties hereunder; or

         (i) to any affiliate of such Bank Party, solely to enable such affiliate to assess the creditworthiness of the Borrower in connection with any transaction between such affiliate and the Borrower or any of its Subsidiaries;

provided that any Bank Party's failure to comply with the provisions of this Section 9.09 shall not affect the obligations of the Borrower hereunder.

         SECTION 9.10. Severability. Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

         SECTION 9.11. Termination of Existing Credit Agreement. The Borrower and each of the Banks that is also a party to the Existing Credit Agreement agree that the "Commitments" as defined in the Existing Credit Agreement shall terminate in their entirety on the Effective Date. Each such Bank waives (a) any requirement of notice of such termination pursuant to Section 2.09 of the Existing Credit Agreement and (b) any claim to any commitment fees or other fees under the Existing Credit Agreement for any day on or after the Effective Date. The Borrower agrees that (i) no loans will be outstanding under the Existing Credit Agreement on or at any time after the Effective Date and (ii) all accrued and unpaid commitment fees, facility fees and other amounts due and payable under the Existing Credit Agreement on or before the Effective Date will be paid on or before the Effective Date.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    PRAXAIR, INC.



                                    By
                                        Title:

                                    39 Old Ridgebury Road
                                    Danbury, CT  06810-5113
                                    Telecopy number: (203) 837-2480
                                    Attention: Treasurer's Group

Commitments


$110,000,000                         MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK



                                     BY  ______________________
                                         Title:



$110,000,000                         CHEMICAL BANK



                                     BY  ______________________
                                         Title:



$110,000,000                         CREDIT SUISSE



                                     BY  ______________________
                                         Title:



$85,000,000                          BANK OF AMERICA, NATIONAL TRUST AND
                                         SAVINGS ASSOCIATION



                                     BY  ______________________
                                         Title:



$85,000,000                          THE BANK OF NOVA SCOTIA



                                     BY  ______________________
                                         Title:

$85,000,000                          THE BANK OF TOKYO TRUST COMPANY



                                     BY  ______________________
                                         Title:



$85,000,000                          CANADIAN IMPERIAL BANK OF COMMERCE



                                     BY  ______________________
                                         Title:



$85,000,000                          COMMERZBANK AG, NEW YORK BRANCH



                                     BY  ______________________
                                         Title:



                                     BY  ______________________
                                         Title:



$85,000,000                          CREDIT LYONNAIS NEW YORK BRANCH



                                     BY  ______________________
                                         Title:



                                     CREDIT LYONNAIS CAYMAN ISLANDS BRANCH



                                     BY  ______________________
                                         Title:

$85,000,000                          THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                     NEW YORK BRANCH



                                     BY  ______________________
                                         Title:



$85,000,000                          MELLON BANK, N.A.



                                     BY  ______________________
                                         Title:



$85,000,000                          NATIONSBANK, N.A.



                                     BY  ______________________
                                         Title:



$85,000,000                          ROYAL BANK OF CANADA



                                     BY  ______________________
                                         Title:


$85,000,000                          THE SANWA BANK LIMITED



                                     BY  ______________________
                                         Title:

$85,000,000                          THE SUMITOMO BANK, LIMITED,
                                         NEW YORK BRANCH



                                     BY  ______________________
                                         Title:



$85,000,000                          TORONTO DOMINION (NEW YORK), INC.



                                     BY  ______________________
                                         Title:



$85,000,000                          UNION BANK OF SWITZERLAND



                                     BY  ______________________
                                         Title:



                                     BY  ______________________
                                         Title:



$75,000,000                          THE BANK OF NEW YORK



                                     BY  ______________________
                                         Title:


$75,000,000                          THE DAI-ICHI KANGYO BANK, LIMITED
                                         (NEW YORK BRANCH)



                                     BY  ______________________
                                         Title:

$75,000,000                          THE FUJI BANK, LIMITED,
                                         NEW YORK BRANCH



                                     BY  ______________________
                                         Title:



$60,000,000                          DEUTSCHE BANK AG
                                         NEW YORK AND/OR CAYMAN ISLANDS
                                            BRANCH



                                     BY  ______________________
                                         Title:



                                     BY  ______________________
                                         Title:



$60,000,000                          PNC BANK, NATIONAL ASSOCIATION



                                     BY  ______________________
                                         Title:



$60,000,000                          THE SAKURA BANK, LIMITED



                                     BY  ______________________
                                         Title:

$45,000,000                          BANCA COMMERCIALE ITALIANA,
                                         NEW YORK BRANCH



                                     BY  ______________________
                                         Title:



                                     BY  ______________________
                                         Title:



$45,000,000                          BANCA POPOLARE DI MILANO



                                     BY  ______________________
                                         Title:



                                     BY  ______________________
                                         Title:



$45,000,000                          THE FIRST NATIONAL BANK OF BOSTON



                                     BY  ______________________
                                         Title:



$45,000,000                          BANQUE NATIONALE DE PARIS



                                     BY  ______________________
                                         Title:



                                     BY  ______________________
                                         Title:

$45,000,000                          BARCLAYS BANK PLC



                                     BY  ______________________
                                         Title:


$45,000,000                          BAYERISCHE VEREINSBANK AG
                                         NEW YORK BRANCH



                                     BY  ______________________
                                         Title:



                                     BY  ______________________
                                         Title:



$45,000,000                          MARINE MIDLAND BANK



                                     BY  ______________________
                                         Title:



$45,000,000                          INSTITUTO BANCARIO SAN PAOLO DI
                                     TORINO, SPA



                                     BY  ______________________
                                         Title:

$45,000,000                          LTCB TRUST COMPANY



                                     BY  ______________________
                                         Title:



$45,000,000                          FLEET NATIONAL BANK OF CONNECTICUT



                                     BY  ______________________
                                         Title:


$45,000,000                          WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                       NEW YORK BRANCH


                                     BY  ______________________
                                         Title:



                                     BY  ______________________
                                         Title:



$30,000,000                          THE TOKAI BANK, LIMITED



                                     BY  ______________________
                                         Title:

$25,000,000                          BANCA NAZIONALE DEL LAVORO SPA,
                                         NEW YORK BRANCH



                                     BY  ______________________
                                         Title:



                                     BY  ______________________
                                         Title:



$25,000,000                          BANK BRUSSELS LAMBERT, NEW YORK BRANCH



                                     BY  ______________________
                                         Title:



                                     BY  ______________________
                                         Title:


__________________
TOTAL COMMITMENTS:


$2,500,000,000
==============

                                     MORGAN GUARANTY TRUST COMPANY OF
                                     NEW YORK, as Documentation Agent



                                     By  ______________________
                                         Title:

                                     60 Wall Street
                                     New York, New York  10260
                                     Attention:
                                     Telecopy number:


                                     CHEMICAL BANK, as Administrative
                                     Agent



                                     By  _______________________
                                         Title:

                                     270 Park Avenue
                                     New York, New York 10017-2070
                                     Attention:
                                     Telecopy number:


                                     CHEMICAL BANK, as Auction Agent



                                     By  _______________________
                                         Title:

                                     270 Park Avenue
                                     New York, New York 10017-2070
                                     Attention:
                                     Telecopy number:

                              PRICING SCHEDULE


         The "Euro-Dollar Margin", "CD Margin" and "Facility Fee Rate" for any day are the respective rates per annum set forth below in the applicable row in the column corresponding to the Pricing Level that applies on such day:




                        Level I       Level II       Level III        Level IV        Level V       Level VI
  Euro-Dollar
  Margin

  Usage < or = 50%        .12%          .16%           .225%            .25%           .275%          .45%

        > 50%             .12%          .21%           .275%            .30%           .325%          .45%

  CD Margin

  Usage < or = 50%       .245%          .285%           .35%           .375%           .40%           .575%

        > 50%            .245%          .335%           .40%           .425%           .45%           .575%
  Facility Fee
  Rate                    .08%          .09%            .10%           .125%           .175%          .25%




         Subject to the last sentence of this Schedule, for purposes of this Pricing Schedule, the following terms have the following meanings:

         "Level I Pricing" applies on any day if, on such day, (i) the Borrower's long-term debt is rated at least A by S&P and at least A3 by Moody's or (ii) the Borrower's long-term debt is rated at least A- by S&P and at least A2 by Moody's.

         "Level II Pricing" applies on any day if, on such day, (i) the Borrower's long-term debt is rated (x) at least A- by S&P and at least Baa1 by Moody's or (y) at least BBB+ by S&P and at least A3 by Moody's and (ii) Level I Pricing does not apply.

         "Level III Pricing" applies on any day if, on such day, (i) the Borrower's long-term debt is rated (x) at least BBB+ by S&P and at least Baa2 by Moody's or (y) at least BBB by S&P and at least Baa1 by Moody's and
(ii) no higher Pricing Level applies.
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


         "Level IV Pricing" applies on any day if, on such day, (i) the Borrower's long-term debt is rated (x) at least BBB by S&P and at least Baa3 by Moody's or (y) at least BBB- by S&P and at least Baa2 by Moody's and (ii) no higher Pricing Level applies.

         "Level V Pricing" applies on any day if, on such day, (i) the Borrower's long-term debt is rated (x) at least BBB- by S&P and at least Ba1 by Moody's or (y) at least BB+ by S&P and at least Baa3 by Moody's and
(ii) no higher Pricing Level applies.

         "Level VI Pricing" applies on any day if, on such day, no other Pricing Level applies.

         "Moody's" means Moody's Investors Service, Inc.

         "Pricing Level" means any one of the six pricing levels represented by Level I Pricing, Level II Pricing, Level III Pricing, Level IV Pricing, Level V Pricing and Level VI Pricing.

         "S&P" means Standard & Poor's Ratings Group.

         "Usage" means at any date the percentage equivalent of a fraction
(i) the numerator of which is the sum of the aggregate outstanding principal amount of the Loans and the Alternative Currency Outstandings at such date, after giving effect to any borrowing or payment on such date, and (ii) the denominator of which is the aggregate amount of the Commitments at such date, after giving effect to any reduction of the Commitments on such date. For purposes of this Schedule, if for any reason any Loans remain outstanding after termination of the Commitments, the Usage for each date on or after the date of such termination shall be deemed to be greater than 50%.

   The ratings to be utilized for purposes of this Pricing Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect on any day is the rating in effect at the close of business on such day. If on the Effective Date the ratings of the Borrower are under review by Credit Watch of S&P's or by Moody's, Level IV Pricing shall apply for each day from and including the Effective Date to but excluding the day on which such ratings are no longer under review by either Credit Watch of S&P's or Moody's.